UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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CERNER CORPORATION
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Supplement to Proxy Statement for the
Cerner Corporation 2021 Annual Shareholders' Meeting

At the 2021 Annual Shareholders Meeting of Cerner Corporation ("Cerner" or the "Company") to be held virtually on May 19, 2021 at 10:00 a.m. (CT), shareholders of the Company are being asked, among other things, to vote on a proposal to approve the compensation of Cerner's Named Executive Officers on a non-binding, advisory basis, as disclosed in Cerner's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2021 (the "Proxy Statement"). This Supplement to the Proxy Statement (this "Supplement") contains information to supplement "Proposal #3 Advisory Vote to Approve the Compensation for our Named Executive Officers" of the Proxy Statement. Cerner is providing this Supplement as additional context to help you evaluate the compensation provided to Mr. Peterzalek and Mr. Naughton in connection with their departures from the Company in the first quarter of 2021.
Each of the two departures from the Company were characterized as a termination by Cerner without "Cause" as defined in Mr. Peterzalek's and Mr. Naughton's Executive Severance Agreements, which have been in place since December 2017 and September 2017, respectively. Each of Mr. Peterzalek and Mr. Naughton received severance benefits as described in the Proxy Statement. In each case, those severance benefits were payable pursuant to the applicable terms of their respective Executive Severance Agreements for a termination by Cerner without "Cause." Each of them received similar treatment for their performance share units, with vesting at 100% of target.
The Board of Directors recommends that you vote IN FAVOR of the proposal to approve the compensation of Cerner's Named Executive Officers on a non-binding, advisory basis as disclosed in the Proxy Statement, and supplemented by this Supplement.
Important Information

Your vote is important! Whether or not you expect to attend the 2021 Annual Shareholder' Meeting online, please vote as promptly as possible so that we may be assured of a quorum to transact business. You may vote by using the Internet or telephone, by completing, signing, dating, and returning the proxy mailed to those who receive paper copies of the Proxy Statement, or by attending the Annual Meeting online at www.virtualshareholdermeeting.com/CERN2021 using your control number and casting your shares electronically on May 19, 2021. If you attend the Annual Meeting online, you may revoke your proxy and vote electronically during the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Shareholders' Meeting to be held on May 19, 2021: The 2021 Proxy Statement and 2020 Annual Report to Shareholders are available at www.proxyvote.com and on www.cerner.com under "Investor Relations, Financials, Proxy Materials."